Exhibit 99.2

INVESTOR PRESENTATION August 2021

2 About this Presentation This investor presentation (together with oral statements made in connection herewith, this “Presentation”) is for informational purposes only to assist interested parties in making their own evaluation with respect to the proposed business combination (the “Proposed Business Combination”) between MedTech Acquisition Corporation (“MTAC”) and Memic Innovative Surgery Ltd. (the “Company” or “Memic”) and for no other purpose. The information contained herein does not purport to be all - inclusive and none of MTAC, the Company or their respective affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. Viewers of this Presentation should make their own evaluation of the Company and of the relevance and accuracy of the information and should make such other investigations as they deem necessary. This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of MTAC, the Company, or any of their respective affiliates, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made expect by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”). You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. Neither the SEC nor any state securities regulator have approved or disapproved of the securities or determined if this Presentation is truthful or complete. The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about and observe any such restrictions. The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non - public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b - 5 thereunder. This Presentation and information contained herein or disclosed orally during the Presentation constitutes confidential information and is provided to you on the condition that you agree that you will hold it in strict confidence and not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of MTAC and the Company and is intended for the recipient hereof only. Use of Data Certain information contained in this Presentation relates to or is based on studies, publications, surveys and the Company's own internal estimates and research . In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions . Finally, while the Company believes its internal research is reliable, such research has not been verified by any independent source and none of MTAC, the Company or the Placement Agents, nor any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives make any representation or warranty with respect to the accuracy of such information . Forward Looking Statements Certain statements in this Presentation may be considered "forward - looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements generally relate to future events or MTAC’s or the Company’s future financial or operating performance . For example, projections of future revenue and other metrics are forward - looking statements . In some cases, you can identify forward - looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” forecast, plan or “continue”, or the negatives of these terms or variations of them or similar terminology . Such forward - looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements . These forward - looking statements are based upon estimates and assumptions that, while considered reasonable by MTAC and its management, and the Company and its management, as the case may be, are inherently uncertain. Nothing in this Presentation should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplated results of such forward - looking statements will be achieved. You should not place undue reliance on forward - looking statements, which speak only as of the date they are made. Neither MTAC nor the Company undertakes any duty to update these forward - looking statements. Financial Information The financial information and data contained in this Presentation may be unaudited and not conform to Regulation S - X promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, the registration statement to be filed by MTAC and Memic with the SEC. Certain monetary amounts, percentages and other figures included in this Presentation have been subject to rounding adjustments. Certain other amounts that appear in this Presentation may not sum due to rounding. An audit of the Company’s financial statements in accordance with Public Company Oversight Board (“PCAOB”) standards is in process and will be included in the proxy statement/prospectus relating to the proposed Business Combination. Accordingly there may be material differences between the presentation of the financial information included in this Presentation and in the proxy statement/prospectus Use of Projections This Presentation contains financial forecasts with respect to the Company’s projected financial results, including Revenue for the Company's fiscal years 2021 through 2025. The Company's independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Additional Information The Company intends to file with the SEC a proxy statement / prospectus on Form F - 4 relating to the Proposed Business Combination, which will be mailed to MTAC’s shareholders once definitive. This Presentation does not contain all the information that should be considered concerning the Proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Business Combination. MTAC’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement / prospectus and the amendments thereto and the proxy statement / prospectus and other documents filed in connection with the Proposed Business Combination, as these materials will contain important information about the Company, MTAC and the Proposed Business Combination. When available, the proxy statement / prospectus and other relevant materials for the Proposed Business Combination will be mailed to shareholders of MTAC as of a record date to be established for voting on the Proposed Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement / prospectus, the definitive proxy statement / prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to Memic at 6 Yonatan Netanyahu, Or Yehuda 6037604, Israel or to MTAC at MedTech Acquisition Corporation 600 Fifth Avenue, 22nd Floor, New York, NY 10022. Participants in the Solicitation MTAC and its directors and executive officers may be deemed participants in the solicitation of proxies from MTAC’s shareholders with respect to the Proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in MTAC is contained in MTAC’s Form 10 - K filed on March 31, 2021 and its Form 8 - K filed on May 3, 2021, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to MTAC at MedTech Acquisition Corporation 600 Fifth Avenue, 22nd Floor, New York, NY 10022. Additional information regarding the interests of such participants will be contained in the proxy statement / prospectus for the Proposed Business Combination when available. The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of MTAC in connection with the Proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Proposed Business Combination will be included in the proxy statement / prospectus for the Proposed Business Combination when available. Private Placement The PIPE financing described herein has not been and will not be registered under the Securities Act, or any applicable state securities laws. This Presentation is being furnished solely in reliance on applicable exemptions from the registration requirements under the Securities Act. If the Proposed Business Combination is entered into, the PIPE financing will be offered and sold only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and institutional "accredited investors" (as defined in Rule 501(a)(1), (2),(3) or (7) promulgated under the Securities Act) upon the consummation of the Proposed Business Combination. This Presentation does not constitute an offer to sell or a solicitation of an offer to buy the securities that shall constitute the PIPE financing described herein, nor shall there be any offer, solicitation, or sale of any such securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful. Before you invest you should undertake your own diligence regarding the Proposed Business Combination. Trademarks The Company has proprietary rights to trademarks used in this presentation that are important to its business, many of which are registered under applicable intellectual property laws. This presentation also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this presentation may appear without the ® , Œ or SM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent permitted under applicable law, its rights or the right of the applicable licensor to these trademarks, trade names and service marks. The Company does not intend our use or display of other parties' trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, any other parties. Disclaimer

MTAC Team[(1)]

Deploying unique expertise and leveraging extensive network to partner with disruptive medical technology companies



Karim Karti
Chairman
GE Healthcare
iRhythm



Chris Dewey
Chief Executive Officer
AURIS
MAKO



David Matlin
Chief Financial Officer
MatlinPatterson
MAKO



Maurice Ferré, MD
Director
INSIGHTEC
MAKO



Ivan Delevic
Director
OrthoSensor
Johnson & Johnson



Martin Roche, MD
Director
HSS Hospital for Special Surgery
OrthoSensor



Thierry Thaure
Director
ACCURAY
Intuitive Surgical



Manuel Aguero
Director
QMED
OrthoSensor



David Treadwell
Director
Visteon
Flagstar Bancorp, Inc.



Michael Stansky
Special Advisor
TUDOR
Wellington Management

Expansive Geographic Coverage


Seattle
San Francisco
New York
Florida
Israel

Deep Industry Relationships

- Hospitals
- KOLs
- Entrepreneurs and Incubators
- Research Institutions

Sector Expertise

- Robotics
- Surgical Interventions
- Diagnostics and Imaging
- Digital Health
- Drug Delivery and Patient Monitoring
- Assistive Care and Therapy Devices
- New Therapies

memic

1) Certain companies under each individual are former affiliations

3

Memic Delivers on MTAC's Focus for a Unique Opportunity in Robotics


Society
Surgeons
Patients
Payors
Hospitals

- ✓ **Quadruple aim**: superior outcome, cost, provider, patient
- ✓ **FDA authorized**[(1)] and ready to market
- ✓ **Leverage the MTAC team's** expertise in robotics and capital base to scale
- ✓ Ability to **become standard of care** in GYN
- ✓ Highly focused in **large initial gynecology TAM**
- ✓ Very attractive **top-line growth** and strong **gross margin potential**

Winning Recipe for Strong Market Adoption

(1) Indications for Use (U.S): The Hominis® Surgical System is an endoscopic instrument control system that is intended to assist in the accurate control of the Hominis Arms® during single site, natural orifice laparoscopic-assisted transvaginal benign surgical procedures listed below. The Hominis® Surgical System is indicated for use in adult patients. It is intended to be used by trained physicians in an operating room environment. The representative uses of the Hominis® Surgical System are indicated for the following benign procedures: Total Benign Hysterectomy with Salpingo-Oophorectomy • Total Benign Hysterectomy with Salpingectomy • Total Benign Hysterectomy • Salpingectomy • Oophorectomy • Adnexectomy • Ovarian cyst removal.

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A First of Its Kind Robotics Technology Poised to Solve Unmet Needs 5 Humanoid Proportions Mimic Surgeon’s Arms Key Differentiator of the Hominis System Robotic Control Unit Robotic Arms Surgeo n Console Disruptive Arch i tectu re

Memic Team (1) 6 Hagai Berkovich Chief Operating Officer Dvir Cohen Chief Executive Officer Noam Atar Chief Financial Officer Maurice Ferr é , MD Chairman Einav Yemini VP Quality Assurance & Regulatory Affairs Yaron Levinson, PhD VP Research & Development Steven Nunes Chief Commercial Officer Michael Conditt, PhD VP Strategic Marketing and Clinical Development Thomas Klug VP Customer Services Limor Kuznits VP Clinical Affairs 1) Certain companies under each individual are former affiliations

Paradigm Shifting Solution: Hominis Surgical Robotic System 7 Robotic Arms Robotic Control Unit Surgeon Controll ers Surgeo n Console First FDA - Authorized Miniaturized Humanoid Robotic Platform that Mimics a Surgeon’s Arms Robotic Women’s Health ▪ Wristed ins t ruments ▪ Optimized erg o no m ics ▪ Fewer complications ▪ Better outcomes Total Laparo s copic ▪ Identification of adhesions ▪ Visualization of procedure Ho m inis Hominis Leverages the Benefits of Multiple Approaches for a Wider Patient Population and Surgeons

8 Hominis Combines All Benefits of Current Approaches Standard Laparoscopy

9 Hominis Combines All Benefits of Current Approaches Manual Vaginal

10 Hominis Combines All Benefits of Current Approaches Hominis Technology

11 Transformative Surgical Architecture – The Hominis Surgical Robotics System Legacy System Legacy System x Fits in any sized OR / ASC x Highly mobile x More affordable x Table mounting capability x Easy patient access Hom in i s Hominis

Hominis' Intellectual Property

Memic has 210 IP applications and 133 IP granted in 25 territories around the world

210
Total Applications

133
Granted IP

16
International IP granted

107
European IP granted

19
U.S. IP granted



Our IP Scope Covers a Broad Array of IP Families
Robotic OR Setup
RCU Positioner
Tool Alignment
Surgical Draping
Patient Space
Access Systems
Supporting Tools
End Tools
OR Setup
Structure
Instrumentation
Surgical
Visualization
Overlay Display
Imaging Devices
Surgeon Console
Robotic Arms Structure
Robotic Arms Manipulation
Robotic Control Unit
Robotic Arm Replacement
Operating Methods
Surgeon Controllers
Training Tools

Note: IP inclusive of patents and designs.

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Large Total Addressable Market of $10 Billion Plus 13 United States Commercialization Build Position in Gynecology Step 1 Step 2 Step 3 Broaden Technology Offerings Expand Internationally Fortify Position in Gynecology • Continued Commercial Expansion • Additional Indications • Platform Enhancements General Surgery Colorectal + Thoracic Transoral + Transrectal Sales Force Robotic Platform Leverage Call Point Leverage Technology TAM: $1.6 Billion TAM: $4 Billion+ TAM: $10 Billion+ Expand in Additional Applications

TAM: Step1 and Step 2

1 Million Annual U.S. Procedures

Hysterectomy[3]

Operation performed to remove the uterus for reasons such as fibroids or prolapse

~600k

+

Adnexectomy[4]

Procedure performed to remove fallopian tubes and/or ovaries

~325k

+

Ovarian Cystectomy[5]

Procedure to remove ovarian cysts without removing ovaries

~68k

Growth of Hominis' Vaginal Target Procedures


Annual U.S. Target Procedures Before Hominis
Hominis' Annual U.S. Target Procedures(1)
Hominis' Annual Global Target Procedures(2)
~1M
~160k
~1M
~4.7M
~1M
U.S. Target Procedures
Vaginal Target Procedures
Global Vaginal Target Procedures

(1) Represents the total number of Annual U.S. Target Procedures that could be performed using Hominis.
(2) Represents the total number of Global Target Procedures that could be performed using Hominis.
(3) M. K. Whiteman et al., "Inpatient hysterectomy surveillance in the United States, 2000-2004," Am J Obstet Gynecol, vol. 198, no. 1, p. 34.e1–7, Jan. 2008.
(4) Discharges of Inpatients from Non-Federal Hospitals (2010), Centers for Disease Control (CDC)
(5) Agency for Healthcare Research and Quality (AHRQ); U.S. Department of Health and Human Services (2014). Includes Ambulatory surgery centers

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Solving Hysterectomy Challenges

Vaginal approach solves numerous hysterectomy complications…
…Memic enables much greater penetration of hysterectomies done vaginally[1]

Hysterectomy Overview

- **2nd** — Most common surgery among women in the U.S.[2]
- **600K** — Annual number of hysterectomies performed in the U.S.[2]
- **90%** — Performed for benign conditions[3]
- **84%** — Percentage of hysterectomies that are abdominal or robotic / laparoscopic[4]

Current State / Ideal State

Current State		Ideal State
Abdominal Hysterectomy	**Robotic / Laparoscopic Hysterectomy**	**Vaginal Hysterectomy**
Open / invasive surgery requiring large incisions in the abdomen	*Less invasive surgery using "stick" instruments inserted through abdominal incisions*	*Minimally invasive surgery done through the vaginal opening*
		
Value to Key Stakeholders		
		

(1) Indications for Use (U.S): The Hominis® Surgical System is an endoscopic instrument control system that is intended to assist in the accurate control of the Hominis Arms® during single site, natural orifice laparoscopic-assisted transvaginal benign surgical procedures listed below. The Hominis® Surgical System is indicated for use in adult patients. It is intended to be used by trained physicians in an operating room environment. The representative uses of the Hominis® Surgical System are indicated for the following benign procedures: Total Benign Hysterectomy with Salpingo-Oophorectomy • Total Benign Hysterectomy with Salpingectomy • Total Benign Hysterectomy • Salpingectomy • Oophorectomy • Adnexectomy • Ovarian cyst removal.
(2) M. K. Whiteman et al., "Inpatient hysterectomy surveillance in the United States, 2000-2004," Am J Obstet Gynecol, vol. 198, no. 1, p. 34.e1–7, Jan. 2008.
(3) S. R. Kovac, S. Barhan, M. Lister, L. Tucker, M. Bishop, and A. Das, "Guidelines for the selection of the route of hysterectomy: application in a resident clinic population," Am J Obstet Gynecol, vol. 187, no. 6, pp. 1521–1527, Dec. 2002.
(4) S. L. Cohen, M. O. Ajao, N. V. Clark, A. F. Vitonis, and J. I. Einarsson, "Outpatient Hysterectomy Volume in the United States," Obstet Gynecol, vol. 130, no. 1, pp. 130–137, Jul. 2017.

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Benefits of the Vaginal Approach to Surgery

Cochrane Systematic Review for Hysterectomies

Cochrane Library — Trusted evidence. Informed decisions. Better health. — Cochrane Database of Systematic Reviews

Cochrane Systematic Review - **Intervention** | Version published: 12 August 2015

Surgical approach to hysterectomy for benign gynaecological disease

Johanna WM Aarts[1], Theodoor E Nieboer[1], Neil Johnson[2], Emma Tavender[3], Ray Garry[4], Ben Willem J Mol[5], Kirsten B Kluivers[1]

47 peer reviewed RCTs (5,102 patients)

- Vaginal Hysterectomy results in:
  - ✓ Faster recovery
  - ✓ Earlier discharge from the hospital
  - ✓ Lower pain scores
  - ✓ Fewer pain meds
  - ✓ Fewer complications
  - ✓ Less expensive

"When technically feasible, vaginal hysterectomy should be performed"

ACOG — The American College of Obstetricians and Gynecologists

Guideline Recommendation — "The vaginal approach is the 'approach of choice whenever feasible' regarding the route of hysterectomy for benign disease (1)"

Superior Safety Profile — The vaginal approach has fewer complications and is associated with better outcomes (2)

Expedited Recovery — Significantly reduces patient pain, required analgesics, recovery time, and hospital stays

Cosmetically Appealing — The only surgical approach that does not leave any trace of scarring

(1) Source: *The American College of Obstetricians and Gynecologists.* "Committee Opinion: Choosing the Route of Hysterectomy for Benign Disease". Volume 701. June 2017.
(2) Source: *United Healthcare.* "Hysterectomy for Benign Conditions". January 2021.

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16

17 Society and Payors Recommend The Vaginal Approach Policy Number : 2021T0572K UnitedHealthcare ® Commercial Effective Date : January 1, 2021 Medical Policy Hysterectomy for Benign Conditions Clinical Evidence “Studies have shown that a vaginal approach to hysterectomy has fewer complications , requires a shorter hospital stay and is associated with better outcomes than a laparoscopic or abdominal approach” “Vaginal approach is the approach of choice whenever feasible. demonstrates that it is associated with better outcomes COMMITTEE OPINION Number 701 June 2017 (Replaces Committee Opinion Number 444, November 2009) Choosing the Route of Hysterectomy for Benign Disease • Evi den ce when compared with other approaches to hysterectomy” • "Laparoscopic hysterectomy compared with robot - assisted laparoscopic hysterectomy – no evidence of difference in any of the measured outcomes” Despite clinical recommendation, vaginal approach is currently performed in only 16% of cases

The Current State Of Gynecology Surgeries



Invasive
Minimally Invasive
Abdominal
Robotic Laparoscopic
INTUITIVE
Laparoscopic
Vaginal
"Vaginal hysterectomy is the procedure of choice whenever technically feasible." – ACOG 2013
"The vaginal approach is preferred among the minimally invasive approaches." – ACOG 2017
~32%
~24%
~28%
~16%

~1 Million gynecology surgical procedures per year, US(1)

Why not more vaginal procedures?

- Anatomy of the disease
  - Prolapse level
  - Uterine size
  - Adhesions
- Surgical skill and visualization

We need a solution that leverages all the benefits of the less invasive techniques:

- Ergonomics of Robotic approach
- Visualization of Laparoscopic approach
- Clinical benefits of Vaginal approach

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(1) Includes ~600K hysterectomies, ~325K Adnexectomies and Ovarian Cystectomies

18

Why Are Onl y 16% of Procedures Performed Vaginal l y ? (1) 19 Prolapsed Uterus Normal Uterus 84% 16% Vaginal Abdominal, Laparoscopic, Robotic ~1M Target Procedures per year Three Key Anatomic Features of the Disease Limit the Use of the Vaginal Approach ■ Lack of Uterine Prolapse ■ Uterine Size ■ Adhesions Infection, surgery (C - section) or trauma can cause adhesions to form Adhesions 1. S. L. Cohen, M. O. Ajao, N. V. Clark, A. F. Vitonis, and J. I. Einarsson, “Outpatient Hysterectomy Volume in the United States,” Obstet Gynecol, vol. 130, no. 1, pp. 130 – 137, Jul. 2017.

Robust Scientific Evidence To Date 20 Safe and Effective 50 Surgeons, 21 OR Staff (1) Usability and Pre - Clinical Results Ease of Use Memic Sponsored Studies Clinical Results (1) Study includes data from 50 surgeons and 21 OR staff; publication includes data from 20 surgeons and 6 OR staff. (2) Hominis is not currently cleared for supracervical hysterectomy. (2) Adne x ect om y 10 patients Hyst erect om y 30 patients ▪ Clinical data supported De Novo include 5 users (surgeons and residents) ▪ No intraoperative complications, transfusion, bladder or rectal injuries ▪ At 6 weeks post op, no incidence of vaginal wall or cuff damage and no cuff dehiscence

Hominis Surgical System – Enables More Vaginal Surgeries 21 0 3 6 9 12 Level 0 Level 1 Level 2 Level 3 0 3 6 9 12 4 wks 5 wks 6 wks 8 wks 9 wks 10 wks 15 wks 0 3 6 9 # Cases 12 None Filmy Fibrotic Fibrotic and Vascular 63% of Hominis Cases Prohibitively Challenging with Current Vaginal Techniques Prolapse Level Uterus Size Adhesions # Cases # Cases Challenging Vaginal Cases Anatomically Easier to Perform with Current Vaginal Technique Expanding the Use of Superior Vaginal Technique Level 0 means no prolapse, normally suspended 15 week uterus with fibroids is the equivalent size of a 15 week pregnant uterus Source: European Journal of Obstetrics & Gynecology and Reproductive Biology. Robotic Transvaginal Natural Orifice Transluminal Endoscopic Surgery for Bilateral Salpingo Oophorectomy. Note: Some procedures are both laparoscopic and vaginal.

Strong US Commercialization Program, Developed by Seasoned Team

Establishing "First to Market" Pioneer Customer Sites

- ✓ "Early Adopter" oriented surgeons
- ✓ Collect data for publication/society presentations
- ✓ Establish early sites as reference destinations and centers of training excellence

Continuing to Build Sales Funnel

- ✓ Recruit/Hire/Train additional sales executives and clinical support team members
- ✓ Dramatically ramp surgeon hands on experience opportunities
- ✓ Regional peer led surgeon training labs

Developing the Outpatient and ASC Market

- ✓ Hominis will provide ASCs the capability of adding a new revenue stream in robotic surgery
- ✓ Leverage the strategic importance of Women's Health for all health providers

Establishing Patient Facing "Brand" and Marketing Materials for Hominis "Scarless" Robotic Surgery

- ✓ Patients will be an active driver of demand for Hominis (as they were with MAKO)

Investing in Clinical and Registry Studies

- ✓ Clinical science enables commercial effectiveness

Commercial Leadership



Steven Nunes
Chief Commercial Officer

MAKO · GE Healthcare · Richard Wolf



Michael Conditt, PhD
VP Strategic Marketing & Clin. Development

MAKO · OrthoSensor · Surgical Theater



Thomas Klug
VP Global Customer Services

MAKO · synaptive



Michael Hall
Sr. Dir. Professional Education

Intuitive Surgical · OsteoMed



Kristen Lomas
Dir. Commercial Marketing

Boston Scientific · Storz · Edwards

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22

Payors Hospitals & ASCs Physicians Stakeholders’ Unmet Needs 23 Patients • Non - vaginal approaches result in higher average cost per target procedure • Non - vaginal approaches are associated with worse patient outcomes compared to vaginal • Current robotic surgical technology is a significant cost burden for hospitals to purchase, operate and train physicians and staff on operating procedures • High cost and large footprint of current robotic technology have prevented adoption in ambulatory surgery centers (“ASC”) • Current robotic surgical technology is complex, resulting in a long learning curve for physicians and significant set up time in operating rooms • Physicians can only perform the guideline recommended procedure on 16% of patients • Vaginal approaches result in less pain, no scarring and short recovery times • Vaginal surgery is the most minimally invasive approach, but is unavailable to 84% of Target Procedure patients

Strong Revenue Ramp and Attractive Margin Profile 24 Revenues YoY Revenue Growth ($ in Million USD) $1 $11 $43 $83 $13 6 2021E 2022E 2023E 2024E 2025E NM 291% 93% 64% Gross Margin 35% 55% 61% 64% 2025E Key Metrics & Assumptions ~3% of initial addressable U.S. TAM >25,000 annual procedures +400 cumulative systems placed ~70% systems / ~30% consumables + service ~$50mm of cash at 12/31/2025 Long - te rm plan >70%

25 Pro Forma Valuation and Sources & Uses SPAC Cash in Trust $2 5 0 Private Placement of Common Equity 76 Memic Shareholder Equity Rollover 625 Existing Memic Cash Balance 63 Total Sources $1, 0 14 Uses Cash on Balance Sheet $3 5 9 Memic Shareholder Equity Rollover 625 Estimated Transaction Fees and Expenses 30 Total Uses $1, 0 14 Share Price $1 0 .00 Pro Forma Shares Outstanding 101.39 Equity Value 1,014 (+) Debt 0 ( - ) Pro Forma Cash 359 Enterprise Value $6 5 5 EV / 2024E Revenue 7.93x ’22 – ’25 Revenue CAGR 131% EV / 2024E Revenue / Revenue CAGR 0.06x Pro Forma Valuation (1) Source: Company filing and executed agreement. (1) Fully diluted shares outstanding composed of (i) 25mm SPAC shareholders’ shares, (ii) 6.25mm SPAC Sponsor shares, (iii) 7.6mm PIPE shareholders’ shares, and (iv) 62.5mm Memic shareholders’ shares, warrants to purchase Memic shares and vested options to purchase Memic shares. Excludes (i) shares subject to earnout, (ii) shares underlying unvested Memic options, (iii) shares subject to sponsor - held and MTAC publicly held warrants, and (iv) unallocated balance of Memic equity pool. (2) Based on $250 million cash in trust (assuming no redemptions), $63 million of existing balance sheet cash as of 08/10/21 and $76 million from PIPE investors (7.6 million PIPE shares at $10.00 /share), less $30 million in estimated transaction expenses. Sources (2)

’22E – ’25E Revenue CAGR EV / ’24E Revenue Multiple EV / ’24E Revenue Multiple 16% 13.52x 0.86x 12.11x 167% 8.40x 0.05x 8.40x 27% 8.09x 0.40x 10.37x 13 1% 7.93x 0.06x 7.93 MEMIC OFFERS SIGNIFICANT VALUE TO SHAREHOLDERS 26 Putting Memic’s Valuation Into Context Source: Company filings, Wall Street consensus and Factset as of 08/11/21. (1) Growth Adjusted 2024E Revenue Multiple calculated as Enterprise Value / 2024E Revenue / 2022E – 2025E Revenue CAGR. (2) Derived from Vicarious Investor Presentation and public filings with Enterprise Value of $1,119mm, EV / 2024E revenue multiple of 8.40x and EV / 2025 revenue of $355mm. Included in Form 8 - K of D8 Holdings Corp. filed with the SEC on April 15, 2021 (3) Represents 2024E – 2025E growth rate as revenues are not expected in 2022 and revenue estimates for 2023 are not available. (4) Represents publicly announced transaction multiples. (5) Utilizes 2022 – 2024 CAGR when 2025 estimates not available (SILK and BFLY). Current YTD Average Healthc a re Robotics Dis r uptiv e Med Tech (Mean) x x x x  Growth Adjusted ’24E Revenue Multiple (1) (2) (3) (4) (4) (4) (5)

27 First FDA - authorized miniaturized humanoid robotic platform that mimics a surgeon’s arms Large TAM of $10B+ with a clear product roadmap starting with gynecology Ability to become standard of care  Transvaginal approach enables more procedures to be performed, with safer and better outcomes in accordance with societal guideline recommendations Potential for significant benefits to all stakeholders – patients, physicians, providers and payors Commercial - stage, with attractive revenue growth and long - term gross margin profile outlook implying attractive entry valuation Numerous and meaningful near - term and longer - term growth drivers Leadership and Board with deep experience and knowledge in surgical robotics Key Investment Highlights

Thank you.

Appendix

30 Hominis Combines All Benefits of Current Approaches

Hominis Instrumentation Solves Challenges of Legacy Robotics and Laparoscopy

1990 – Present Laparoscopic Hand Instrument	2000 – Present Legacy Robotic Instrument	Hominis Robot's Disposable Instrument Arms











- ✗ Rigid instrumentation limits maneuverability
- ✗ Inverted instrument movements due to the "Fulcrum Effect"
- ✗ Poor ergonomics and surgeon fatigue
- ✗ Requires multiple incisions causes scarring and increases risk of incisional hernias



- ✓ Full range of motion and articulation for improved precision and dexterity
- ✓ Improved visualization
- ✓ No visible scarring
- ✓ Disposable
- ✓ Reduced risk of infections
- ✓ Short procedures

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Hominis Hysterectomy Combines the Benefits of Vaginal Access and Laparoscopic Visualization

Retroflexion & Triangulation

Over 360° of rotation enables significant reach to address tortuous anatomies

Vaginal Access



"Fundus to Cervix" hysterectomy in transvaginal access – IP protected method of treatment



Hominis: The Only FDA-authorized Robot to Enable the Trans-vaginal Approach

Optimal Intraoperative Field of View


Hominis Triangulation

Ability to Leverage Existing Laparoscopic Imaging and Visualization:

Off-the-shelf, 3D or 2D camera scope is inserted through the umbilicus

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Hominis Combines All Benefits of Current Approaches

Laparoscopic



PROS
- Common technique
- Visualization
- Cost

CONS
- × Fulcrum effect
- × Surgeon fatigue and ergonomics
- × Long operating time
- × Incisional hernia risk
- × Bowel interference
- × Scarring

Robotic



PROS
- Precision & Dexterity
- Ergonomics
- Visualization

CONS
- × Same as laparoscopic

PLUS
- × Large footprint
- × Expensive
- × Setup time

Vaginal



PROS
- Direct access to organ
- No visible scar
- Short procedure
- Low post-op pain

CONS
- × Limited visualization
- × Requires advanced surgeon skill
- × 16% barrier (Anatomy)

Hominis



PROS
- Low post-op pain
- Common technique (fundus to cervix)
- Direct access to organ
- Short procedure
- No visible scar
- Precision & dexterity
- Ergonomics
- Visualization
- Cost
- Disposable solution
- Small footprint

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Next Generation Platform

Next Generation Platform

Surgeons Prefer The Vaginal Approach

- Survey of 376 active practicing gynecologists[1]
- Each surgeon was asked for their **preferred** approach to hysterectomy for themselves or their partner



Memic's Hominis will help surgeons close the gap between actual rates vs preferred rates
55%
16%
41%
52%
8%
32%
Vaginal
Laparoscopic / Robotic
Abdominal
Preferred for Themselves or Their Partner
Current Actual Rate

memic

1) Einarsson JI, Matteson KA, et al. "Minimally Invasive Hysterectomies – a survey on attitudes and barriers among practicing gynecologists. J Minim Invasive Gynecol. 2010 Mar-Apr; 17(2): 167-75
Note: Some procedures are both vaginal and laparoscopic.

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Surgeon Testimonial Video 37 Key Points ■ Current robotics are NOT less invasive ■ Large patient variability (BMI, uterus size, prolapse, comorbidities) ■ No conversions, no complications ■ Short learning curve ■ Small footprint = High mobility ■ Retroflexion makes it easy for non - vaginal surgeons

Qualitative Research Shows Potential Drivers Of Adoption

Surgeons' Initial Reactions to Hominis

*"**I love it**. It is minimally invasive; it doesn't seem like training is going to be much. The video made it look easier. Not much abdominal opening. **You don't have to change instruments.** I'd love to try it and get training." – OB/GYN*

*"It would replace a lot transvaginal and laparoscopic, one small hole, and **it is like transvaginal with a view.**" –OB/GYN*


Fascinating
Cool
Novel
Hybrid
Easy
Convenient
Love
Nice
Great
Curious

*"I think its interesting, **its kind of combination of laparoscopic, robotic, and vaginal hysterectomy** . It is like a Laparoscopically Assisted Vaginal Hysterectomy (LAVH), approached from a different view." – GYN Surgeon*

*"**Awesome**, a needed option. It can make most of your procedures vaginal. It seems very convenient and **allows you to do vaginal for patients you previously couldn't**.... I think its a good approach for most hysterectomies as it is less invasive, less blood loss, less issues long term, and not a long hospital stay. It's great." – OB/GYN*

Key Potential Benefits Identified by Potential Surgeons

- ✓ Natural orifice surgery on more patients
- ✓ Only 1 incision
- ✓ No scarring
- ✓ Easier post op recovery
- ✓ Ability to visualize while doing a vaginal surgery
- ✓ Quick docking time
- ✓ Fast learning curve

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Clinical Outcomes Of Various Surgical Approaches To Hysterectomy 39 Invasive Minimally Invasive Abdominal Laparoscopic/Robotic Vaginal Anesthesia General General Regional Recovery Time 8 Weeks 4 Weeks 4 Weeks Surgical Time 98 mins. (1) 151 mins. (2) 70 mins. (1,2) Hospital Stay 2 - 3 Nights 1 - 2 Nights 1 Night Incisions External and Internal Internal and External Internal Only Abdominal Scarring Large 4 or 5 Small No Scars Complication Rate Average (3) Highest (3) Lowest (3) Conversion to Abdominal N/A 19% (4) 4% (4) Total Cost More expensive More Expensive Less Expensive Surgical Skill Required Least Moderate Highest 1. 2. 3. 4. Hwang J - L, et al. (2002) Sesti F, et al. (2014) Aarts JWM, et al. (2015) David - Montefiore E, et al. (2007)

Transaction Summary

Memic is preparing to go public through a combination with MedTech Acquisition Corporation (MTAC) and is raising a $76 million PIPE

Transaction Overview

- The transaction is expected to close in 4Q 2021
- Post-closing, the combined company is anticipated to be listed on the Nasdaq, and will be named Memic Innovative Surgery Holdings
- Proceeds will be used for U.S. commercialization within gynecology, R&D, and future TAM expansion

Valuation

- Pro forma valuation of $655 million based on projected results(2)(3)
- Implies 2024 EV/Revenue multiple of 7.93x and 2024 EV/Revenue/Growth multiple of 0.06x
- Represents attractive entry valuation relative to Healthcare Robotics and Disruptive Med Tech peers

Capital Structure

- Existing Memic shareholders will be rolling 100% of equity
- Strong pro forma balance sheet with net cash of $359 million(3)
- Up to 17.0% of the Memic's closing date outstanding shares subject to earnout at 4 tranches priced between $12.50 - $20.00

Sources		Uses	
SPAC Cash in Trust	$250	Cash on Balance Sheet(3)	$359
Private Placement of Common Equity	76	Memic Shareholder Equity Rollover	625
Memic Shareholder Equity Rollover	625	Estimated Transaction Fees and Expenses	30
Existing Memic Cash Balance	63		
Total Sources	**$1,014**	**Total Uses**	**$1,014**

Illustrative Pro Forma Ownership(1)



SPAC Sponsor
6.2%
PIPE Shareholders
7.5%
MTAC Shareholders
24.7%
61.6%
Existing Memic Shareholders

Source: Company filings and executed agreement.

(1) Represents pre-earnout ownership, and excludes i) unvested options to purchase Memic shares, ii) warrants to purchase SPAC shares, and iii) unallocated balance of Memic equity pool

(2) Fully diluted shares outstanding composed of (i) 25mm SPAC shareholders' shares, (ii) 6.25mm SPAC Sponsor shares, (iii) 7.6mm PIPE shareholders' shares, and (iv) 62.5mm Memic shareholders' shares, warrants to purchase Memic shares and vested options to purchase Memic shares. Excludes (i) shares subject to earnout, (ii) shares underlying unvested Memic options, (iii) shares subject to sponsor-held and MTAC publicly held warrants, and (iv) unallocated balance of Memic equity pool.

(3) Based on $250 million cash in trust (assuming no redemptions), $63 million of existing balance sheet cash as of 08/10/21 and $76 million from PIPE investors (7.6 million PIPE shares at $10.00 /share), less $30 million in estimated transaction expenses.

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41 Other Transaction Details Governance Earnout Details Timing ▪ At closing, Memic’s board of directors shall initially have 7 members, with Memic’s existing shareholders designating 3 directors and proposing 1 additional director for mutual agreement and a majority of independent directors between Memic and MTAC ▪ MTAC will designate 2 directors and propose 1 additional director for mutual agreement between Memic and MTAC ▪ Memic and MedTech Acquisition Corporation signed a Letter of Intent on April 21, 2021 and seek to enter a definitive merger agreement in mid 2021 ▪ Proxy expected to be distributed in mid 2021 following execution of the definitive agreement, with closing as soon as practical thereafter by end of Q4 2021 ▪ Subject to customary closing conditions including stockholder and regulatory approvals ▪ Memic Innovative Surgery is preparing to go public through a business combination with MedTech Acquisition Corporation (with the combined company referred to as “Memic”) ▪ Memic is planning to raise $76 million through a Private Investment in Public Equity (PIPE) at $10.00 per share, which will close substantially concurrently with the business combination to further support long - term growth Transaction Overview ▪ Memic shareholders have a contingent right to receive an additional 17.0% of Memic’s closing date outstanding shares ▪ Earnouts are issuable by Memic, calculated per tranche at closing if the price exceeds the following thresholds before the 5th anniversary of transaction close ▪ 3.33% at $12.50, 3.33% at $15.00, 3.34% at $17.50 and 7.00% at $20.00